Exhibit 107.1

Calculation of Filing Fee Table

S-3
(Form Type)

MidWestOne Financial Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (a)	Proposed Maximum Offering Price Per Unit (a)	Maximum Aggregate Offering Price (a)	Fee Rate	Amount of Registration Fee (b)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward (b)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $1.00 par value per share (c)	457(o)				$92.70 per $1,000,000		__	__	__
Fees to Be Paid	Equity	Preferred Stock, no par value per share (c)	457(o)				$92.70 per $1,000,000		__	__	__
Fees to Be Paid	Debt	Debt securities (d)	457(o)				$92.70 per $1,000,000		__	__	__
Fees to Be Paid	Equity	Warrants (e)	457(o)				$92.70 per $1,000,000		__	__	__
Fees to Be Paid	Equity	Depositary Shares (f)	457(o)				$92.70 per $1,000,000		__	__	__
Fees to Be Paid	Other	Subscription Rights (g)	457(o)				$92.70 per $1,000,000		__	__	__

Fees to Be Paid	Other	Stock Purchase Contracts	457(o)				$92.70 per $1,000,000		__	__	__
Fees to Be Paid	Other	Stock Purchase Units	457(o)				$92.70 per $1,000,000		__	__	__
Fees to Be Paid	Other	Units	457(o)				$92.70 per $1,000,000		__	__	__
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			(a)	$92.70 per $1,000,000	$9,270	__	__	__
Fees Previously Paid	__	__	__	__	__	__	__	__	__	__	__	__
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $1.00 par value per share (c)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Equity	Preferred Stock, no par value per share (c)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Debt	Debt securities (d)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Equity	Warrants (e)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Equity	Depositary Shares (f)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Other	Subscription Rights (g)	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Other	Stock Purchase Contracts	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Other	Stock Purchase Units	415(a)(6)	__	__	__	__	__	__	__	__	__
Carry Forward Securities	Other	Units	415(a)(6)	__	__	__	__	__	__	__	__	__

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$100,000,000	__	$100,000,000	$121.20 per $1,000,000		S-3	333-232705	July 26, 2019	__
	Total Offering Amount					$100,000,000		$9,270
	Total Fees Previously Paid							$13,696.50
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(a)Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $100,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3 under the Securities Act of 1933.

(b)$49,312,500.00 of the $100,000,000.00 of securities registered pursuant to this registration statement consist of unsold securities previously registered by the registrant (collectively, the “Unsold Securities”) on its Registration Statement on Form S-3 filed on June 24, 2016, amended on July 19, 2016, and declared effective on July 22, 2016 (File No. 333-212229) (the “2016 Registration Statement”) and carried forward on its Registration Statement on Form S-3 filed on July 18, 2019 and declared effective on July 26, 2019 (File No. 333-232705) (the “2019 Registration Statement” and collectively with the 2016 Registration Statement the “Prior Registration Statements”). $50,687,500.00 of the $100,000,000.00 of the securities registered pursuant to this registration statement consist of Unsold Securities that were previously registered by the registration on its 2019 Registration Statement. In connection with the filing of the 2016 Registration Statement, the registrant paid $4,966 in registration fees related to the Unsold Securities that will continue to be applied to the Unsold Securities, and in connection with the filing of the 2019 Registration Statement, the registrant paid $6,144 in registration fees related to the Unsold Securities that will continue to be applied to the Unsold Securities. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance’s Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this registration in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the 2019 Registration Statement to this registration statement.

(c)Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(d)The debt securities being registered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any combination thereof, as more fully described herein.

(e)Warrants exercisable for common stock, preferred stock, depositary shares, debt securities or other securities.

(f)The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(g)Subscription rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities or other securities.